EXHIBIT 10.5

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Intellectual Property License Agreement (the "Agreement") is made and entered into this 20th day of July, 2012, by and between Lasersculpt, Inc., a Delaware corporation ("Lasersculpt") and Intellicell Biosciences, Inc., a New York corporation (the "Company").

WITNESSETH:

WHEREAS, Lasersculpt is the creator and owner of all right, title and interest in and to a 30 minute infomercial, 30 and 60 second commercials and other produced content regarding the Lasersculpt method and procedure (collectively, the "Shows”),  trademark, copyright, tradenames, and corporate name, under which it has transacted business or intended to do business, the Lasersculpt website, web domains and other intellectual property rights in and to and related to the Show and Lasersculpt’s business as set forth on Schedule A annexed hereto (collectively, the "IP Rights"); and

WHEREAS, Lasersculpt wishes to license to the Company and the Company wishes to license from Lasersculpt the right to use, market, broadcast and otherwise exploit the Shows and IP Rights;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Grant of Licenses.  Lasersculpt hereby grants to Company, and Company hereby accepts, the sole, exclusive, perpetual, irrevocable, worldwide right and license to:

(a) broadcast, transmit, produce, distribute, advertise, publicize and otherwise exploit the current episodes of the Shows;

(b) produce and commercially exploit new versions of the Shows, as well as any sequels, prequels and other productions based on the Shows or the IP Rights ("New Rights");

(c) incorporate into any service, merchandise or other commercial product any aspect of the Shows, the IP Rights and the New Rights and to commercialize the same, and to retain any and all proceeds, subject to the terms hereof, with respect to any such merchandise;

(d) use and exploit the IP Rights in any manner the Company, in its sole discretion, deems necessary or advisable.

2. Term.  The initial term of this Agreement shall be effective as of the date hereof and shall continue for ten (10) years, unless terminated sooner by (i) mutual consent of both parties, (ii) by either party upon written notice to the other party if any of the following shall occur (y) in the event of a material breach or default of any duty, obligation or responsibility imposed on the defaulting party by this Agreement which has not been cured within ten (10) business days after the non-defaulting Party gives written notice to the defaulting party of such default.  If the default is of such of a nature that it cannot be cured within ten (10) business days, the ten (10) business day cure period shall be extended for a further ten (10) business days (provided that the defaulting party has made diligent efforts to effect a cure during that initial cure period) or (z) if the other party makes an assignment for the benefit of creditors; is adjudicated bankrupt or insolvent; petitions or applies to any tribunal for the appointment of a trustee or receiver for such party for any substantial part of its assets; commences any proceedings seeking to take advantage of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; consents to or approves or, by any conduct or action acquiesces in or to any such petition or application filed, or any such proceedings commenced against it by any other person; or failing to remove an order entered appointing any such trustee or receiver or approving the petition in any such proceedings or decreeing its dissolution or liquidation within sixty (60) days after such order is entered. This initial term shall be automatically renewed for successive subsequent one-year renewal terms unless either party provides written notice of its intent to terminate the Agreement to the other party at least 90 days prior to the end of the initial term or current renewal term. The initial term and any renewal terms are collectively referred to herein as the "Term" of the Agreement.

3. License Fee and Royalties.

(a) Not later than fifteen (15) days after the execution and delivery of this Agreement, the Company shall issue to Lasersculpt 430,000 restricted shares of Company common stock (the “Company  Shares”).   The Company Shares shall bear a legend substantially similar to the following;

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT ANY PROPOSED SALE OR TRANSFER OF THESE SECURITIES IS IN COMPLIANCE WITH THE SECURITIES.”

(b) The Company, in the manner provided in Section 3(c) below, shall pay to Lasersculpt, royalties ("Royalties") in an amount equal to 5% of Net Revenues (as defined below) received by the Company during the Term.  “Net Revenues” shall mean the total dollar amount actually received by the Company from Lasersculpt and related services provided by the Company to patients referred or introduced to the Company through the Shows or the IP Rights, less all direct costs and expenses of providing such services, any taxes due and owing on such services, any and all broadcast, advertising and similar expenses of the Company incurred in connection with broadcasting, advertising, transmitting, distributing and promoting the Shows and the IP Rights and any royalties, residuals and union or guild payments due and owing in connection with the Shows, but, in all cases, excluding any general overhead of the Company.

(c) During the Term, the Company shall pay the Royalties due to Lasersculpt within ninety (90) days after the end of each of the Company’s fiscal quarters for Net Revenues received during the preceding fiscal quarter. All Royalties shall be paid in United States dollars.  Lasersculpt agrees that all Royalty amounts received by it shall, subject to compliance with applicable law, be distributed to its shareholders pro rata in accordance with their respective ownership of Lasersculpt; provided, however, any amounts distributable to Steven Victor and/or Anna Rhodes shall be contributed to the capital of Lasersculpt and shall be distributed to all other shareholders of Lasersculpt.

4. Ownership and Physical Transfer. While Lasersculpt shall retain ownership of the Shows and the IP Rights, the Company shall own all right, title and interest in and to the New Rights. Lasersculpt shall provide or arrange for such access as is necessary for Company to effectuate a transfer of the physical copies of the Shows and IP Rights and all of its components from its current location to an address to be specified by Company.

5. Moral Rights. To the maximum extent permitted by law, Lasersculpt waives the benefits of any provision of law known as the "droit morale" or moral rights and any similar law or principle in any country of the world and agrees not to institute, support or permit any action or lawsuit on the ground that any property or rights distributed or exploited by Company in any way constitutes an infringement of any of Lasersculpt's droit morale or is in any way a defamation of the Shows or IP Rights or any part thereof or contains unauthorized variations or changes.

6. Likeness to Use Name and Likeness/Publicity. The licenses contained herein shall be deemed to transfer to the Company the perpetual right to use and authorize others to use the name, voice and likeness of any performers in the Shows and biographical information concerning such performers for advertising and publicity purposes in connection with any use or proposed use of the Shows, the IP Rights and the New Rights. Company shall have the right to issue or authorize publicity the Shows, the IP Rights and the New Rights. Lasersculpt shall not at any time issue or authorize publicity or disclose any confidential information relating to this agreement or the Company (as distinguished from personal publicity relating primarily to Lasersculpt which may include a non-derogatory, incidental reference to the Shows) to the press or media without Company's written consent in each case.

7. Lasersculpt's Title and Protection of Lasersculpt's Rights.

(a) Company agrees that it will not, during the term of this Agreement or at any time thereafter, attack the title or any rights of Lasersculpt in and to the IP Rights or attack the validity of the license granted pursuant to this Agreement.

(b) Company agrees to assist Lasersculpt, to the extent necessary, in the procurement of any protection or to protect any of Lasersculpt's rights to the IP Rights,. Company shall notify Lasersculpt in writing of any infringements or imitations by others of the IP Rights which may come to Company's attention, and Lasersculpt shall have the first right to determine whether or not any action shall be taken on account of any such infringements or imitations. In the event that Lasersculpt elects not to pursue any such action, Company may institute any suit or take any action on account of any such alleged infringement or imitations.

8. Intentionally Omitted.

9. All Uses Inure to Benefit of Lasersculpt.

(a) Nothing contained in this Agreement shall be construed as an assignment to Company of any right, title or interest in and to the IP Rights, it being understood that all rights relating thereto are reserved by Lasersculpt, except for the license to Company of the right to utilize the IP Rights only as specifically and expressly provided in this Agreement.

(b) Company hereby agrees that its every use of the IP Rights shall inure to the benefit of Lasersculpt and that Company shall not at any time acquire any rights in the IP Rights by virtue of any sue it may make of the IP Rights pursuant to this Agreement.

10. Representations and Warranties.  Lasersculpt hereby represents and warrants that Lasersculpt is the sole owner of all of the rights herein granted to Company in and to the Shows and the IP Rights, and Lasersculpt has the full and sole right and authority to enter into this Agreement and convey all of the rights hereby conveyed to Company. Without limiting the generality of the foregoing, Lasersculpt has obtained from each of the cast and crew members involved in the creation of the Shows and the IP Rights the full and unrestricted right to grant to Company the rights herein granted, free from any ongoing obligations to such cast and crew members with respect to the use of same (and their respective contributions thereto) in the Shows by Company. The use of Shows and the IP Rights hereunder by Company will not in any way infringe upon or violate any copyright, trademark, common law rights, literary, dramatic or motion picture rights or other rights, or constitute a defamation or invasion of the rights of privacy and/or publicity, of any person, firm or corporation including, without limitation any cast or crew members who appear in the Shows or who participated in the creation of the Shows. No part of the rights herein conveyed to Company has in any way been encumbered, conveyed, granted or otherwise disposed of, and the same are free and clear of any liens or claims, and there are no claims or litigation pending, outstanding or threatened which might in any way prejudice, interrupt or interfere with the use by Company of the rights transferred hereunder. The Shows have been registered for copyright in the United States and, to the best of Lasersculpt's knowledge (including that which Lasersculpt should have known with the exercise of reasonable prudence), are protected elsewhere so far as the laws of other countries provide for such protection. As of the date hereof, Lasersculpt is unaware of any breach nor has it asserted or threatened a claim of breach of the IP Rights against any other person.  Furthermore,  as of the date hereof, Lasersculpt is unaware of any claim that has been made against Lasersculpt alleging the infringement by Lasersculpt of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The foregoing representations and warranties are made by Lasersculpt to induce Company to exercise this Agreement and Lasersculpt acknowledges that Company has executed this agreement in reliance thereon.

11. Indemnity. Lasersculpt hereby agrees to indemnify and hold the Company and its officers, directors, shareholders, employees, agents, successors, licensees and assigns, harmless from and against any and all liabilities, claims, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and court costs) arising out of or in connection with a breach or threatened breach by Lasersculpt of any warranties, representations or agreements contained in this Agreement. Company hereby agrees to indemnify, defend and hold Lasersculpt harmless from and against any and all liabilities, claims, costs, damages or expenses (including, without limitation, reasonable outside attorneys' fees) arising out of or in connection with the development, production, and exploitation of the New Rights and any element thereof (except for liabilities, claims, costs, damages or expenses for which Lasersculpt's indemnity applies).

12. Remedies. Notwithstanding any other provision of this Agreement, in the event of any breach or alleged breach of this Agreement by Company, Lasersculpt's shall have the right (but not the obligation) to seek the recovery of money damages, and Lasersculpt shall not have the right in any way to enjoin or restrain the development, production, distribution, exhibition, advertising or exploitation of any motion pictures, television programs, or other productions based on the IP Rights, including, without limitation, the Shows, or any of the other rights granted to Company hereunder.

13. No Obligation To Proceed. Nothing contained herein shall in any way obligate Company to utilize and exploit the Shows or the IP Rights in any way or manner, including, without, limitation, broadcasting the Shows.

14. Assignment. Company shall have the right to assign or sublicense this Agreement, in whole or in part, in any manner and to any party as Company shall determine in Company's sole discretion.

15. Additional Documents. At Company's request, Lasersculpt shall provide any and all assignments and other instruments reasonably necessary to carry out the purposes and intent of this agreement, as well as copies of any assignments, work made for hire agreements, licenses, and the like relating to the rights claimed to be owned by Lasersculpt in the IP Rights. Lasersculpt hereby irrevocably appoints Company the true and lawful attorney-in-fact of Lasersculpt (it being acknowledged that such appointment is irrevocable and shall be deemed a power coupled with an interest) to execute, acknowledge and deliver any such assignment or instrument if Lasersculpt shall fail or refuse to execute, acknowledge or deliver the same within five (5) business days after Company's request therefor.

16. Notices. All notices and statements to be given to Lasersculpt shall be given or made at the following address, unless notification of a change of address is given by Lasersculpt to Company, in writing, and the date of mailing shall be deemed the date the notice or statement is given:

Lasersculpt, Inc.

All notices to be given to Company shall be given or made at the following address, unless notification of a change of address is given by Company to Lasersculpt, in writing, and the date of mailing shall be deemed the date the notice is given:

Intellicell Bioscience Inc.
460 Park Avenue, 17th Floor
New York, NY 10012
Telephone:  (646) 576-8700
Attention:  Chief Executive Officer

17. No Joint Ventures or Agency.  Nothing contained herein shall be construed to place Lasersculpt and the Company in the relationship of partners or joint venturers; and neither party shall have the power to obligate or bind the other party in any manner whatsoever.

18. Duplicate Originals. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which, when taken together, shall be deemed to constitute a single instrument.

19. Captions. Captions in this Agreement are included for convenience of reference only and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way construed to be a part of this Agreement.

20. Amendments, Changes and Modifications. This Agreement may be amended, changed or modified only in a writing executed by both of the parties hereto.

21. Governing Law and Jurisdiction. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal substantive laws of the State of New York, without regard to conflicts of laws principles. The parties hereby agree that any disputes arising out of or with respect to this Agreement shall be heard only by the courts, state and Federal, located in New York, NY, and each of the parties expressly consents to the personal jurisdiction and venue of such courts.

22. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter of this Agreement, and supersedes and cancels any other agreement, representation or communication, whether oral or in writing, between the parties hereto relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first hereinabove written.

LASERSCULPT, INC.

By:	/s/ Dr. Steven A. Victor

Title:	Chief Executive Officer

INTELLICELL BIOSCIENCES, INC.

By:	/s/ Dr. Steven A. Victor

Title:	Chief Executive Officer

Schedule A

IP Rights

Trademark

Lasersculpt™ - Registration No. 3866337/Serial No. 77692627

Website

www.lasersculptnetwork.com